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                              [POLYONE LETTERHEAD]

                                 January 5, 2005


Attn:  [____________]
PolyOne Corporation

                       POLYONE CORPORATION INCENTIVE AWARD

                           GRANT OF PERFORMANCE SHARES


THIS AGREEMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE COMMON SHARES OF THE COMPANY ARE LISTED ON THE NEW YORK STOCK EXCHANGE.


Dear [_________________]:

                  Subject to the terms and conditions of the [INSERT PLAN] (the "Plan") and this letter agreement (this "Agreement"), the Compensation and Governance Committee of the Board of Directors (the "Committee") of PolyOne Corporation ("PolyOne") (or a subcommittee thereof) has granted to you as of January 5, 2005, the following award:

         [_____] performance shares (the "Performance Shares"), payment of which depends on PolyOne's performance as set forth in this Agreement and in your Statement of Performance Goals.

                  A copy of the Plan is available for your review through the Corporate Secretary's office. Unless otherwise indicated, the capitalized terms used in this Agreement shall have the same meanings as set forth in the Plan.

1.       PERFORMANCE SHARES.

         (a) Your right to receive all or any portion of the Performance Shares will be contingent upon the achievement of certain management objectives (the "Management Objectives"), as set forth in your Statement of Performance Goals. The achievement of the Management Objectives will be measured during the period from January 1, 2005 through December 31, 2007 (the "Performance Period").


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         (b)      The Management Objectives for the Performance Period will be based on Cash Flow ("Cash Flow"), Return on Invested Capital ("ROIC") and the level of EBITDA in relation to debt ("Debt to EBITDA"), all as defined in your Statement of Performance Goals. Each of the Management Objectives will be weighted thirty three and one-third percent (33 1/3%) and, therefore:

                  (i) thirty three and one-third percent (33 1/3%) of the total number of Performance Shares will be based on Cash Flow (the "Cash Flow Performance Shares");

                  (ii) thirty three and one-third percent (33 1/3%) of the total number of Performance Shares will be based on ROIC (the "ROIC Performance Shares"); and

                  (iii) thirty three and one-third percent (33 1/3%) of the total number of Performance Shares will be based on Debt to EBITDA (the "Debt to EBITDA Performance Shares").

2.       EARNING OF PERFORMANCE SHARES.

         (a)      The Cash Flow Performance Shares.

                  (i) If, upon the conclusion of the Performance Period, Cash Flow equals or exceeds the threshold level, but is less than the 100% target level, as set forth in the Performance Matrix contained in your Statement of Performance Goals, a proportionate number of the Cash Flow Performance Shares shall become earned, as determined by mathematical interpolation and rounded up to the nearest whole share.

                  (ii) If, upon the conclusion of the Performance Period, Cash Flow equals or exceeds the 100% target level, but is less than the maximum level, as set forth in the Performance Matrix contained in your Statement of Performance Goals, a proportionate number of the Cash Flow Performance Shares shall become earned, as determined by mathematical interpolation and rounded up to the nearest whole share.

                  (iii) If, upon the conclusion of the Performance Period, Cash Flow equals or exceeds the maximum level, as set forth in the Performance Matrix contained in your Statement of Performance Goals, 200% of the Cash Flow Performance Shares shall become earned.

         (b)      The ROIC Performance Shares.

                  (i) If, upon the conclusion of the Performance Period, PolyOne's ROIC exceeds PolyOne's peer group ROIC by at least one percentage point and PolyOne's ROIC is at least the threshold level as set forth in the Performance Matrix (as modified by the ROIC Modifier Matrix) included in your Statement of Performance Goals, a percentage of the ROIC




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                           Performance Shares shall become earned, as set forth
                           in the Performance Matrix (as modified by the ROIC Modifier Matrix) included in your Statement of Performance Goals. The actual number of ROIC Performance Shares earned will be determined by mathematical interpolation and rounded up to the nearest whole share.

                  (ii) Notwithstanding (i) above, for every whole percentage point greater than one that PolyOne's ROIC Change surpasses or falls short of the Peer ROIC Change, the number of ROIC Performance Shares that become earned will be modified such that an additional fifteen (15) percentage points will be added or subtracted, as the case may be, from the percentage that becomes earned, as provided in (i) above and as set forth in your Statement of Performance Goals.

                           (A) For purposes of this Section 2(b), "PolyOne ROIC Change" means the increase or decrease in PolyOne's ROIC from fiscal year 2004 to fiscal year 2007.

                           (B) For purposes of this Section 2(b), "Peer ROIC Change" means the increase or decrease in the total ROIC for PolyOne's peer group from fiscal year 2004 to fiscal year 2007.

         (c)      The Debt to EBITDA Performance Shares.

                  (i) If, upon the conclusion of the Performance Period, Debt to EBITDA equals or exceeds the threshold level, but is less than the 100% target level, as set forth in the Performance Matrix contained in your Statement of Performance Goals, 50% of the Debt to EBITDA Performance Shares shall become earned.

                  (ii) If, upon the conclusion of the Performance Period, Debt to EBITDA equals or exceeds the 100% target level, but is less than the 150% target level, as set forth in the Performance Matrix contained in your Statement of Performance Goals, 100% of the Debt to EBITDA Performance Shares shall become earned.

                  (iii) If, upon the conclusion of the Performance Period, Debt to EBITDA equals or exceeds the 150% target level, but is less than the maximum level, as set forth in the Performance Matrix contained in your Statement of Performance Goals, 150% of the Debt to EBITDA Performance Shares shall become earned.

                  (iv) If, upon the conclusion of the Performance Period, Debt to EBITDA equals or exceeds the maximum level, as set forth in the Performance Matrix contained in your Statement of Performance Goals, 200% of the Debt to EBITDA Performance Shares shall become earned.



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         (d)      In no event shall any Performance Shares become earned if
                  actual performance falls below the threshold level for each relevant Management Objective, except as noted in the ROIC Modifier Matrix contained in your Statement of Performance Goals.

         (e) If the Committee determines that a change in the business, operations, corporate structure or capital structure of PolyOne, the manner in which it conducts business or other events or circumstances render the Management Objectives to be unsuitable, the Committee may modify such Management Objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate; provided, however, that no such action may result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code of 1986, as amended.

         (f) Your right to receive any Performance Shares is contingent upon your remaining in the continuous employ of PolyOne or a subsidiary of PolyOne (a "Subsidiary") through the end of the Performance Period. Following the Performance Period, the Committee shall determine the number of Performance Shares that shall have become earned hereunder. In all circumstances, the Committee shall have the ability and authority to reduce, but not increase, the amount of Performance Shares that become earned hereunder.

3. CHANGE OF CONTROL. If a Change of Control (as defined on Exhibit A to this Agreement) occurs during the Performance Period, PolyOne shall pay to you 100% of the Performance Shares within 15 days after the Change of Control.

4. RETIREMENT, DISABILITY OR DEATH. If your employment with PolyOne or a Subsidiary terminates before the end of the Performance Period due to
         (1) retirement at age 55 or older with at least 10 years of service or retirement under other circumstances entitling you to receive benefits under one of PolyOne's (including its predecessors) defined benefit pension plans, (2) permanent and total disability (as defined under the relevant disability plan or program of PolyOne or a Subsidiary in which you then participate) or (3) death, PolyOne shall pay to you or your executor or administrator, as the case may be, after the end of the Performance Period, the portion of the Performance Shares to which you would have been entitled under Section 2 above, had you remained employed by PolyOne through the end of the Performance Period, prorated based on the portion of the Performance Period during which you were employed by PolyOne.

5. OTHER TERMINATION. If your employment with PolyOne or a Subsidiary terminates before the end of the Performance Period, for any reason other than as set forth in Section 4 above, the Performance Shares will be forfeited.

6. PAYMENT OF PERFORMANCE SHARES. Payment of any Performance Shares that become earned as set forth herein will typically be made in the form of common shares of PolyOne having a par value of $.01 per share ("Common Shares"), but may be made in cash, in the Committee's discretion. Payment will be made as soon as practicable after the receipt of audited financial statements of PolyOne relating to the last fiscal year of the




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         Performance Period and the determination by the Committee of the level of attainment of the Management Objectives, but in no event shall such payment occur after March 15, 2008. If PolyOne determines that it is required to withhold any federal, state, local or foreign taxes from any payment, PolyOne will withhold the amount of these taxes from the payment.

7. NON-ASSIGNABILITY. The Performance Shares and the Common Shares subject to this grant of Performance Shares are personal to you and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by you until they become earned as provided in this Agreement; provided, however, that your rights with respect to such Performance Shares and Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7, shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Performance Shares or Common Shares.

8. ADJUSTMENTS. In the event of any change in the number of Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the Committee shall adjust the number and class of shares subject to outstanding Performance Shares and other value determinations applicable to outstanding Performance Shares. No adjustment provided for in this Section 8 shall require PolyOne to issue any fractional share.

9.       MISCELLANEOUS.

         (a) The contents of this Agreement are subject in all respects to the terms and conditions of the Plan as approved by the Board of Directors and the shareholders of PolyOne, which are controlling. The interpretation and construction by the Board of Directors and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon you, your estate, executor, administrator, beneficiaries, personal representative and guardian and PolyOne and its successors and assigns.

         (b) The grant of the Performance Shares is discretionary and will not be considered to be an employment contract or a part of your terms and conditions of employment or of your salary or compensation. Your acceptance of this grant constitutes your consent to the transfer of data and information concerning or arising out of this grant to PolyOne and to non-PolyOne entities engaged by PolyOne to provide services in connection with this grant from non-U.S. entities related to PolyOne for purposes of any applicable privacy, information or data protection laws and regulations.

         (c) Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at PolyOne.



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                  Notwithstanding the foregoing, no amendment shall adversely affect your rights under this Agreement without your consent.

10. NOTICE. All notices under this Agreement to PolyOne must be delivered personally or mailed to PolyOne Corporation at PolyOne Center, Avon Lake, Ohio 44012, Attention: Corporate Secretary. PolyOne's address may be changed at any time by written notice of such change to you. Also, all notices under this Agreement to you will be delivered personally or mailed to you at your address as shown from time to time in PolyOne's records.

                  This Agreement, and the terms and conditions of the Plan, shall bind, and inure to the benefit of you, your estate, executor, administrator, beneficiaries, personal representative and guardian and PolyOne and its successors and assigns.

                                     Very Truly Yours,

                                     POLYONE CORPORATION


                                     By:________________________________________
                                        Kenneth M. Smith, Vice President and
                                        Chief Human Resources Officer

Accepted:

___________________________________

___________________________________  (Date)





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                                    EXHIBIT A


A "Change of Control" means:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 25% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 25% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person's acquisition; or

(b) individuals who, as of August 31, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to August 31, 2000 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the


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beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.



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